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                                                                    EXHIBIT 23.4

                         [COOPERS & LYBRAND LETTERHEAD]





                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 dated July 2, 1997 of our report dated February 21, 1997 on our audits of the financial statements of Redwood Trust, Inc. as of December 31, 1996 and 1995 and for the years ended December 31, 1996 and 1995 and for the period from August 19, 1994 to December 31, 1994. We also consent to the reference to our firm under the caption "Experts".




                                           /s/ COOPERS & LYBRAND L.L.P.
                                           -------------------------------
                                               Coopers & Lybrand L.L.P.



San Francisco, California
July 2, 1997